UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 9, 2013

RES-CARE, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky (State or other jurisdiction of incorporation)	0-20372 (Commission File Number)	61-0875371 (IRS Employer Identification)

9901 Linn Station Road, Louisville, Kentucky (Address of principal executive offices)	40223 (Zip code)

(502) 394-2100
 (Registrant’s telephone number, including are code)

N/A
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 15, 2013, Res-Care, Inc. announced that Steven S. Reed had been appointed as the Company’s Chief Legal Officer and Corporate Secretary effective April 15, 2013.  Mr. Reed, a director of ResCare since 2003, will step down from the board upon assuming his new position.

Mr. Reed, 51, has practiced law since 2001 at Reed Wicker, LLC, Louisville, Kentucky, where he has been Managing Member. He served as United States Attorney for the Western District of Kentucky from 1999 to 2001 and as an Assistant U.S. Attorney for the same district from 1993 to 1999. Mr. Reed is a past Chair of the Board of Trustees of the University of Kentucky, and served as a Trustee from 1994 to 2006.

Mr. Reed replaces David S. Waskey, General Counsel, who is retiring effective December 2013.

A copy of the press release issued on April 15, 2013, to announce Mr. Reed’s appointment is included as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated April 15, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

Date: April 15, 2013	By	/s/ Ralph G. Gronefeld, Jr.
Ralph G. Gronefeld, Jr. President and Chief Executive Officer

Exhibit Index

Exhibit	Description

99.1	Press Release dated April 15, 2013